United States
Securities and Exchange Commission
Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2006

CytoGenix, Inc.
(Exact name of registrant as specified in its charter)

0-26807

(Commission File Number)

Nevada

      76-0484097

(State or other jurisdiction of incorporation)

(IRS Employer Identification No.)

3100 Wilcrest Drive, Suite 140, Houston, Texas

    77042

(Address of principal executive offices)

(Zip Code)

(713) 789-0070

Registrant’s telephone number, including area code

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 17, 2006, the Company received from each of Lawrence Wunderlich and Frank Vazquez a letter of resignation as directors and as Chief Financial Officer, and Executive Vice President and Chief Operating Officer, respectively.  Copies of the resignation letters are attached to this Report on Form 8-K as exhibits.  The Company suspended Messrs. Wunderlich and Vazquez from employment on November 6, 2006 with pay pending a determination by the board of directors of whether certain of their conduct constituted "gross misconduct" under the terms of their respective employment agreements with the Company, which would entitle the Company to terminate the employment of both for cause.  A board of directors meeting for making that determination was held on November 7, 2006 with Messrs. Wunderlich and Vazquez present.  Messrs. Wunderlich and Vazquez asked the board to hold its determination in abeyance to enable them to negotiate severance agreements with the Company.  The parties to date have failed to reach any agreement.

Mr. Vazquez’s letter does not indicate, and the Company is not aware of, any disagreements between the Company and Mr. Vazquez regarding the Company’s operations, policies or practices other than with respect to whether or not Mr. Vazquez engaged in gross misconduct.  Mr. Wunderlich’s letter does not indicate, and the Company is not aware of, any disagreements between the Company and Mr. Wunderlich regarding the Company’s operations, policies or practices, other than with respect to:

•whether or not Mr. Wunderlich engaged in gross misconduct;

•whether the Company appropriately requested Mr. Wunderlich to make the principal financial officer certifications under Rule 13a-14(a) under the Securities Exchange Act of 1934 and Section 906 of the Sarbanes Oxley Act of 2002 for the Company’s Quarterly Report on Form 10-Q for the third quarter ended September 30 ,2006, which was substantially completed before November 6, 2006; and

•whether the Company has made appropriate disclosure regarding the status of a pending private placement of the Company’s common stock and the November 6, 2006 suspensions of Messrs. Wunderlich and Vazquez.

A copy of this report on Form 8-K is simultaneously being provided to Messrs. Wunderlich and Vazquez for their review and, if either submits additional correspondence to the Company after his review of this report, the Company will file an amendment to this report within two business days after receipt of such correspondence with a copy of the correspondence attached as an exhibit.

The suspensions of Messrs. Wunderlich and Vazquez occurred after they impeded and interfered with the deliberations by the board of directors regarding executive officer succession planning.  The Company, therefore, disputes that either Mr. Wunderlich or Mr. Vazquez is entitled to the benefits to which they claim entitlement in their respective letters of resignation.  The Company also disputes Mr. Wunderlich’s claims regarding the appropriateness of requesting him, as principal financial officer of the Company until his resignation on November 17, 2006, to sign the certifications described above.  Finally, the Company disputes Mr. Wunderlich’s assertion that it failed to make appropriate disclosure of his and Mr. Vazquez’s suspensions or that the Company has any obligation to disclose the status of a pending private placement at this time.

Copies of the resignation letters are attached to this Form 8-K as Exhibits 99.1 and 99.2.  The resignation letters are incorporated herein in their entirety by reference in response to this Item.  The foregoing description of the resignation letters is a summary only, and is qualified in its entirety by reference to such documents.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(c)

Exhibits.

99.1

Letter of resignation of Lawrence Wunderlich

99.2.

Letter of resignation of Frank Vazquez

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2006	CytoGenix, Inc.
By /s/ Malcolm H. Skolnick Malcolm H. Skolnick, Chief Executive Officer